EXHIBIT 99.1

               CODE OF ETHICS FOR REGISTRANT'S FINANCIAL OFFICERS


Colonial financial officers have an obligation to Colonial, its shareholders, the public investor community, and themselves to maintain the highest standards of ethical conduct. In recognition of this obligation, Colonial has adopted the following standards of ethical conduct for Colonial financial officers. Adherence to these standards is integral to achieving the objectives of Colonial and its shareholders. Colonial financial officers shall not commit acts contrary to these standards nor shall they condone the commission of such acts by others within Colonial.

                                   COMPETENCE

Colonial financial officers have a responsibility to:

* Maintain an appropriate level of professional competence by ongoing development of their knowledge and skills.
* Perform their professional duties in accordance with relevant laws, regulations, and technical standards.
* Prepare accurate, complete, clear and timely financial statements, reports and recommendations after appropriate analyses of relevant and reliable information.

                                 CONFIDENTIALITY

Colonial financial officers have a responsibility to protect Colonial by:

* Refraining from disclosing confidential information acquired in the course of their work except when authorized, unless legally obligated to do so.
* Informing subordinates as appropriate regarding the confidentiality of information acquired in the course of their work and monitoring their activities to assure the maintenance of that confidentiality.
* Refraining from using, or appearing to use, confidential information acquired in the course of their work for unethical or illegal advantage either personally or through third parties.

                                    INTEGRITY

Colonial financial officers have a responsibility to:

* Comply with rules and regulations of federal, state and local governments, and appropriate private and public regulatory agencies or organizations.
* Act in good faith, responsibly, without misrepresenting material facts or allowing their independent judgment to be subordinated.
* Avoid actual or apparent conflicts of interest and advise all appropriate parties of any potential conflict.
* Refrain from engaging in any activity that would prejudice their ability to carry out their duties ethically.
* Refuse any gift, favor, or hospitality that would influence or would appear to influence their actions.
* Refrain from either actively or passively subverting the attainment of Colonial's legitimate and ethical objectives.
* Recognize and communicate professional limitations or other constraints that would preclude responsible judgment or successful performance of an activity.
* Report to senior management and the Audit Committee any significant information they may have regarding judgments, deficiencies, discrepancies, errors, lapses or any similar matters relating to Colonial or its subsidiaries' accounting, auditing or system of internal controls. Financial officers must communicate unfavorable, as well as favorable, information and professional judgments or opinions.
* Refrain from engaging in or supporting any activity that would discredit their profession or Colonial and proactively promote ethical behavior within Colonial.

                                   OBJECTIVITY

Colonial financial officers have a responsibility to:

* Communicate information fairly and objectively.
* Disclose all material information that could reasonably be expected to influence intended user's understanding of the reports, comments, and recommendations presented.


IN WITNESS WHEREOF, the undersigned Colonial financial officer certifies that s/he has read the above Code of Ethics for Colonial Financial Officers and agrees to abide thereby.


/S/ BERNARD KORN                    Date: October 15, 2002
----------------
(Signature)

BERNARD KORN
--------------------
(Print Name)


/S/ JAMES W. STEWART                Date:  October 15, 2002
--------------------
(Signature)


JAMES W. STEWART
--------------------
(Print Name)